Pacific Funds Series Trust NSAR 03-31-17
EXHIBIT 77Q1(e) COPIES OF ANY NEW OR AMENDED REGISTRANT
INVESTMENT ADVISORY CONTRACTS




The following documents are included in Registrant's Form Type N1A/A, Accession No. 0001193125-17-034938 filed on February 09, 2017, and incorporated by reference herein:


Amendment No. 1 to Subadvisory Agreement - Boston Partners Global
Investors, Inc.




The following documents are included in Registrant's Form Type N1A/A, Accession No. 0001193125-17-167316 filed on May 11, 2017, and incorporated by reference herein:


Amendment to Advisory Fee Waiver Agreement - Pacific Funds Limited Duration High Income

Amendment to Advisory Fee Waiver Agreement - Pacific Funds Large-Cap

Amendment to Advisory Fee Waiver Agreement - PF Comstock Fund

Amendment to Advisory Fee Waiver Agreement - PF Large-Cap Growth Fund

Amendment to Advisory Fee Waiver Agreement - PF Mid-Cap Growth Fund

Amendment to Advisory Fee Waiver Agreement - PF Equity Long/Short Fund

Amendment to the Subadvisory Fee Waiver Agreement - Pacific Funds
Large-Cap

Subadvisory Agreement - Wellington Management Company LLP